Exhibit 77Q1a

ARTICLES SUPPLEMENTARY
OF CREDIT SUISSE INSTITUTIONAL FUND, INC.
CREDIT SUISSE INSTITUTIONAL FUND, INC. (the "Fund"), a Maryland corporation with its principal corporate offices in the State of Maryland in Baltimore Maryland, DOES HEREBY CERTIFY:
1.The Fund hereby reclassifies one billion (1,000,000,000) Shares of the authorized and unissued shares of the Small Cap Growth
Portfolio of the Fund as unclassified Shares (the "Unclassified Shares"); 2.The Fund hereby further reclassifies one billion (1,000,000,000)
Shares of the authorized and unissued shares of the Small Cap Value Portfolio of the Fund as Unclassified Shares;
3.The Unclassified Shares shall have the preferences, conversions and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V, Section 4 of the Fund's Articles of Incorporation, as amended from time (the "Articles"), and shall be subject to all provisions of the Articles relating to Shares generally. 4.The Shares of the Small Cap Growth Portfolio and Small Cap Value Portfolio have been reclassified by Credit Suisse Institutional Fund
Inc. - Small Cap Growth Portfolio

Board of Directors under the authority contained in Article V, Sections 2 and 3 of the Articles.
5.The reclassification of authorized but unissued shares as set forth in these Articles Supplementary does not increase the authorized capital of the Fund or the aggregate par value thereof.
IN WITNESS WHEROF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Institutional Fund, Inc. and acknowledge that it is the act and deed of the Fund and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.

Dated:  March 1, 2005	CREDIT SUISSE INSTITUTIONAL FUND, INC.
			By:/s/J. Kevin Gao
			Name: J. Kevin Gao
			Title:  Vice President and Secretary
ATTEST:

/s/ Robert Rizza
Name: Robert Rizza
Title:  Assistant Secretary

Exhibit 77Q1e
AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
July 6, 1999 as Amended and Restated May 3, 2004
Credit Suisse Asset Management, LLC
466 Lexington Avenue
New York, New York 10017-3147
Dear Sirs:
Credit Suisse Institutional Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, on behalf of International Focus Portfolio, herewith confirms its agreement with Credit Suisse Asset Management, LLC (the "Adviser") as follows:
1.Investment Description; Appointment
The Fund desires to employ the capital of the Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its Articles of Incorporation, as may be amended from time to time, and in the Fund's Prospectus(es) and Statement(s) of Additional Information as from time to time in effect
(the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of
Directors of the Fund. Copies of the Fund's Prospectus and SAI have been or will be submitted to the Adviser. The Fund desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.
2.Services as Investment Adviser
Subject to the supervision and direction of the Board of Directors of the Fund, the Adviser will (a) act in strict conformity with the
Fund's Articles of Incorporation, the Investment Company Act of 1940
(the "1940 Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Fund's assets in accordance with the Fund's investment objective and policies as stated
in the Fund's Prospectus and SAI, (c) make investment decisions for the Fund, (d) place purchase and sale orders for securities on behalf of the Fund, (e) exercise voting rights in respect of portfolio securities and other investments for the Fund, and (f) monitor and evaluate the services provided by the Fund's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement(s). Inproviding those services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program o finvestment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request withrespect to the securities that the Fund may hold or contemplate purchasing.
Subject to the approval of the Board of Directors of the Fund and where required, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Fund and may delegate to such investment sub-adviser(s) the responsibilities described in subparagraphs (b),
(c), (d) and (e) above. In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing the Fund with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreements or arranging for a successor investment sub-adviser(s) to provide such services on terms and conditions acceptable to the Fund and the Fund's Board of Directors and subject to the requirements of the 1940 Act.
3.Brokerage
In executing transactions for the Fund, selecting brokers or dealers and negotiating any brokerage commission rates,Adviser may consider the brokerage and research services (as those terms are defined in
Section 28(e) of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Fund and/or other accounts over which the Adviser or an affiliate exercises investment discretion.
4.Information Provided to the Fund
The Adviser will keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the
Fund from time to time with whatever information the Adviser believes is appropriate for this purpose.
5.Standard of Care
The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to shareholders of the Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.
6.Compensation
the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the
In consideration of the services rendered pursuant to this
Agreement, the Fund will pay the Adviser an annual fee calculated at an annual rate of 0.80% of the Fund's average daily net assets.
The fee for the period from the date of this Agreement to the end of the year shall be prorated according to the proportion that such period bears to the full yearly period. Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the
Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or SAI.
7.Expenses
The Adviser will bear all expenses in connection with the
performance of its services under this Agreement, including the fees payable to any investment sub-adviser engaged pursuant
to paragraph 2 of this Agreement. The Fund will bear its
proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any;
fees of Directors of the Fund who are not officers, directors, or employees of the Adviser, any sub-adviser or any of their affiliates; fees of any pricing service employed to value shares of the Fund; Securities and Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses;
costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing
prospectuses and statements of additional information for
regulatory purposes and for distribution to existing
shareholders; costs of shareholders' reports and meetings of the shareholders of the Fund and of the officers or Board of
Directors of the Fund; and any extraordinary expenses.
The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the Fund is a party and of indemnifying officers and Directors of the Fund with respect to such litigation and other expenses as
determined by the Directors.
8.Services to Other Companies or Accounts
The Fund understands that the Adviser now acts, will
continue to act and may act in the future as investment
adviser to fiduciary and other managed accounts and to one
or more other investment companies or series of investment
companies, and the Fund has no objection to the Adviser so
acting, provided that whenever the Fund and one or more other accounts or investment companies or portfolios advised by
the Adviser have available funds for investment,
investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the
persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their
full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or
any affiliate of the Adviser to engage in and devote time
and attention to other businesses or to render services of
whatever kind or nature, provided that doing so does not
adversely affect the ability of the adviser to perform
its services under this Agreement.
9.Term of Agreement
This Agreement shall continue for an initial two-year period commencing on the date first written above, and thereafter
shall continue automatically for successive annual periods,
provided such continuance is specifically approved at least
annually by (a) the Board of Directors of the Fund or (b) a
vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of
Directors who are not "interested persons" (as defined in said Act)
of any party to this Agreement, by vote cast in person at a
meeting called for the purpose of voting on such approval.
This Agreement is terminable, without penalty, on 60 days
written notice, by the Board of Directors of the Fund or by vote of holders of a majority of the Fund's shares, or upon 90 days'
written notice, by the Adviser. This Agreement will also
terminate automatically in the event of its assignment
(as defined in said Act).
10.Representation by the Fund The Fund represents that a
copy of its Articles of Incorporation, dated May 13, 1992,
together with all amendments thereto, is on file in the Department of Assessments and Taxation of the State of Maryland.
11.Miscellaneous
The Fund recognizes that directors, officers and employees
of the Adviser may from time to time serve as directors,
trustees, officers and employees of corporations and business trusts (including other investment companies) and that such other corporations and trusts may include the name "CS", "CSFB", "CSAM"
or "Credit Suisse" (or any combination thereof or as part of their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of the Fund's shares, the Fund agrees that, at the Adviser's request, the Fund's license to use the words "CS", "CSF",
"CSAM" or "Credit Suisse" or any combination thereof) will
terminate and that the Fund will take all necessary action
to change the name of the Fund to names not including the words
"CS", "CSFB", "CSAM" or "Credit Suisse" (or any combination thereof). Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us. Very truly yours
CREDIT SUISSE INSTITUTIONAL FUND, INC. ON BEHALF OF
INTERNATIONAL FOCUS PORTFOLIO
By: /s/Hal Liebes
Name: Hal Liebes
Title: Vice President and Secretary
Accepted:
CREDIT SUISSE ASSET MANAGEMENT, LLC
By: /s/Hal Liebes
Name: Hal Liebes
Title: Managing Director

AMENDED AND RESTATED
INVESTMENT ADVISORY AGREEMENT
July 6, 1999, as Amended and Restated May 3, 2004
Credit Suisse Asset Management, LLC
466 Lexington Avenue
New York, New York 10017-3147
Dear Sirs:
Credit Suisse Institutional Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland, on behalf of Large Cap Value Portfolio, herewith confirms its agreement with
Credit Suisse Asset Management, LLC (the "Adviser") as follows:
1.Investment Description; Appointment The Fund desires to employ the capital of the Fund by investing and reinvesting in investments of the kind and in accordance with the limitations specified in its
Articles of Incorporation, as may be amended from time to time, and in the Fund's Prospectus(es) and Statement(s) of Additional Information as
from time to time in effect (the "Prospectus" and "SAI," respectively), and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund. Copies of the Fund's Prospectus and SAI have been or will be submitted to the Adviser. The Fund desires to employ and hereby appoints the Adviser to act as investment adviser to the Fund.
The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.
2.Services as Investment Adviser
Subject to the supervision and direction of the Board of Directors of the
Fund, the Adviser will (a) act in strict conformity with the Fund's
Articles of Incorporation, the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Fund's assets in accordance with the Fund's investment objective and policies as stated in the Fund's Prospectus and
SAI, (c) make investment decisions for the Fund, (d) place purchase and sale orders for securities on behalf of the Fund, (e) exercise voting rights in respect of portfolio securities and other investments for the Fund, and (f) monitor and evaluate the services provided by the Fund's investment sub-adviser(s), if any, under the terms of the applicable investment sub-advisory agreement(s). In providing those services, the Adviser will provide investment research and supervision of the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Adviser will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing. Subject to the approval of the Board of Directors of the Fund and where required, the Fund's shareholders, the Adviser may engage an investment sub-adviser or sub-advisers to provide advisory services in respect of the Fund and may delegate to such investment sub-adviser(s)
the responsibilities described in subparagraphs (b), (c), (d) and (e) above.
In the event that an investment sub-adviser's engagement has been terminated, the Adviser shall be responsible for furnishing the Fund with the services required to be performed by such investment sub-adviser(s) under the applicable investment sub-advisory agreements or arranging for a successor investment sub-adviser(s) to provide such services on terms and conditions acceptable to the Fund and the Fund's Board of Directors and subject to the requirements of the 1940 Act.
3.Brokerage
In executing transactions for the Fund, selecting brokers or dealers and negotiating any brokerage commission rates, the Adviser will use its best efforts to seek the best overall terms available. In assessing the best overall terms available for any portfolio transaction, the Adviser will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and for transactions executed through the broker or dealer in the aggregate. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Adviser may consider the brokerage and research services (as those terms are defined in Section 28(e)
of the Securities Exchange Act of 1934, as the same may from time to time be amended) provided to the Fund and/or other accounts over which the Adviser or an affiliate exercises investment discretion.
4.Information Provided to the Fund
The Adviser will keep the Fund informed of developments materially affecting the Fund, and will, on its own initiative, furnish the Fund from time to time with whatever information the Adviser believes is appropriate for this purpose.
5.Standard of Care
The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2, 3 and 4 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the
Fund in connection with the matters to which this Agreement relates, provided that nothing herein shall be deemed to protect or purport to protect the Adviser against any liability to the Fund or to shareholders of the Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.
6.Compensation
In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser an annual fee calculated at an annual rate of 0.80% of the Fund's average daily net assets. The fee for the period from the date of this Agreement to the end of the year shall be prorated according to the proportion that such period bears to the full yearly period. Upon any termination of this Agreement before the end of a year, the fee for such part of that year shall be prorated according to the proportion that such period bears to the full yearly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the
Fund's Prospectus or SAI.
7.Expenses
The Adviser will bear all expenses in connection with the performance of its services under this Agreement, including the fees payable to any investment sub-adviser engaged pursuant to paragraph 2 of this Agreement.
The Fund will bear its proportionate share of certain other expenses to be incurred in its operation, including: investment advisory and administration fees; taxes, interest, brokerage fees and commissions, if any; fees of Directors of the Fund who are not officers, directors, or employees of the Adviser, any sub-adviser or any of their affiliates; fees of any pricing service employed to value shares of the Fund; Securities and
Exchange Commission fees and state blue sky qualification fees; charges of custodians and transfer and dividend disbursing agents; the Fund's proportionate share of insurance premiums; outside auditing and legal expenses; costs of maintenance of the Fund's existence; costs attributable to investor services, including, without limitation, telephone and personnel expenses; costs of preparing and printing prospectuses and statements of additional information for regulatory purposes and for distribution to existing shareholders; costs of shareholders'reports and meetings of the shareholders of the Fund and of the officers or Board of Directors of the Fund; and any extraordinary expenses. The Fund will be responsible for nonrecurring expenses which may arise, including costs of litigation to which the
Fund is a party and of indemnifying officers and Directors of the Fund with respect to such litigation and other expenses as determined by the Directors.
8.Services to Other Companies or Accounts
The Fund understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts and to one or more other investment companies or series of investment companies, and the Fund has no objection to the Adviser so acting, provided that whenever the Fund and one or more other accounts or investment companies or portfolios advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each entity. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Fund understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided that doing so does not adversely affect the ability of the adviser to perform its services under this Agreement.
9.Term of Agreement
This Agreement shall continue for an initial two-year period commencing on the date first written above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (a) the
Board of Directors of the Fund or (b) a vote of a "majority"
(as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Directors who are not
"interested persons" (as defined in said Act) of any party to this
Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of
Directors of the Fund or by vote of holders of a majority of the
Fund's shares, or upon 90 days' written notice, by the Adviser.
This Agreement will also terminate automatically in the event of its assignment (as defined in said Act).
10.Representation by the Fund
The Fund represents that a copy of its Articles of Incorporation, dated May 13, 1992, together with all amendments thereto, is on file in the Department of Assessments and Taxation of the State
of Maryland.
11.Miscellaneous
The Fund recognizes that directors, officers and employees of the
Adviser may from time to time serve as directors, trustees, officers and employees of corporations and business trusts
(including other investment companies) and that such other corporations and trusts may include the name "CS", "CSFB", "CSAM" or
"Credit Suisse" (or any combination thereof or as part of
their names, and that the Adviser or its affiliates may enter into advisory or other agreements with such other corporations and trusts. If the Adviser ceases to act as the investment adviser of the Fund's shares, the Fund agrees that, at the Adviser's request, the Fund's license to use the words "CS", "CSFB", "CSAM" or "Credit
Suisse" or any combination thereof) will terminate and that the
Fund will take all necessary action to change the name of the
Fund to names not including the words "CS", "CSFB", "CSAM" or
"Credit Suisse" (or any combination thereof).
Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.
Very truly yours,
CREDIT SUISSE INSTITUTIONAL FUND, INC. ON BEHALF OF
LARGE CAP VALUE PORTFOLIO
By: /s/Hal Liebes
Name: Hal Liebes
Title: Vice President and Secretary
Accepted:
CREDIT SUISSE ASSET MANAGEMENT, LLC
By: /s/Hal Liebes
Name: Hal Liebes
Title: Managing Director